EXHIBIT (10)(vi)

                             OFFICE LEASE AGREEMENT

                                SYNTELLECT, INC.
                                BELL ROAD & I-17
                           16610 N. BLACK CANYON HWY.
                                   SUITE #100

                                TABLE OF CONTENTS

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
ARTICLE  1.    SUMMARY AND DEFINITION OF CERTAIN LEASE PROVISIONS AND EXHIBITS            1
ARTICLE  2.    PREMISES/RIGHT TO USE COMMON AREAS.............................            1
ARTICLE  3.    TERM...........................................................            2
ARTICLE  4.    MINIMUM MONTHLY RENT...........................................            2
ARTICLE  5.    ADDITIONAL RENT/EXPENSE STOP...................................            2
ARTICLE  6.    PARKING........................................................            2
ARTICLE  7.    RENT TAX AND PERSONAL PROPERTY TAXES...........................            3
ARTICLE  8.    PAYMENT OF RENT/LATE CHARGES...................................            3
ARTICLE  9.    SECURITY DEPOSIT...............................................            3
ARTICLE 10.    CONSTRUCTION OF THE PREMISES...................................            3
ARTICLE 11.    ALTERATIONS  ..................................................            3
ARTICLE 12.    PERSONAL PROPERTY/SURRENDER OF PREMISES........................            3
ARTICLE 13.    LIENS..........................................................            3
ARTICLE 14.    USE OF PREMISES/RULES AND REGULATIONS..........................            3
ARTICLE 15.    RIGHTS RESERVED BY LANDLORD....................................            4
ARTICLE 16.    QUIET ENJOYMENT................................................            4
ARTICLE 17.    MAINTENANCE AND REPAIR.........................................            4
ARTICLE 18.    UTILITIES AND JANITORIAL SERVICES..............................            4
ARTICLE 19.    ENTRY AND INSPECTION...........................................            4
ARTICLE 20.    ACCEPTANCE OF THE PREMISES/LIABILITY INSURANCE.................            4
ARTICLE 21.    CASUALTY INSURANCE.............................................            5
ARTICLE 22.    DAMAGE AND DESTRUCTION OF PREMISES.............................            5
ARTICLE 23.    EMINENT DOMAIN.................................................            5
ARTICLE 24.    ASSIGNMENT AND SUBLETTING......................................            5
ARTICLE 25.    SALE OF PREMISES BY LANDLORD...................................            5
ARTICLE 26.    SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT...............            5
ARTICLE 27.    LANDLORD'S DEFAULT AND RIGHT TO CURE...........................            6
ARTICLE 28.    ESTOPPEL CERTIFICATES..........................................            6
ARTICLE 29.    TENANT'S DEFAULT AND LANDLORD'S REMEDIES.......................            6
ARTICLE 30.    TENANT'S RECOURSE..............................................            6
ARTICLE 31.    HOLDING OVER...................................................            6
ARTICLE 32.    GENERAL PROVISIONS.............................................            6
ARTICLE 33.    NOTICES........................................................            7
ARTICLE 34.    BROKER'S COMMISSIONS...........................................            7
ARTICLE 35.    INDEMNIFICATION/WAIVER OF SUBROGATION .........................            7
ARTICLE 36.    ADDENDUM.......................................................   ADDENDUM-1

EXHIBITS:
(A)            PREMISES (2 PAGES)
(B)            RULES AND REGULATIONS
(C)            PARKING RULES AND REGULATIONS

                                                                 Landlord: _____
                                                                   Tenant: _____


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
                             OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT, dated March 6, 2000 is made and entered into by DENALI NATIONAL TRUST, INC. an Alaska Corporation, (the "Landlord") and SYNTELLECT, Inc. a Delaware Corporation (the "Tenant"). In consideration of the mutual promises and representations set forth in this Lease, Landlord and Tenant agree as follows:

ARTICLE 1. SUMMARY AND DEFINITION OF CERTAIN LEASE PROVISIONS AND EXHIBITS

1.1 The following terms and provisions of this Lease, as modified by other terms and provisions hereof, are included in this Section 1.1 for summary and definitional purposes only. If there is any conflict or inconsistency between any term or provision in this Section 1.1 and any other term or provision of this Lease, the other term or provision of this Lease shall control:

(a)   Landlord:                            Denali National Trust, Inc.,
                                           an Alaska Corporation.

(b)   Address of Landlord for Notices:     Denali National Trust, Inc.
                                           8383 E. Evans Rd.
                                           Scottsdale, Arizona   85260
                                           Attn:  Scott Hugie

(c)   Tenant:                              SYNTELLECT, Inc.

(d)   Address of Tenant for Notices:       SYNTELLECT, Inc.
      (Include Main/Hdq. Address)          16610 N. Black Canyon Hwy, Suite 100
                                           Phoenix, Arizona   85023

(e) Lease Term: July 15, 2000 through October 31, 2005 as further defined in
Article 3 and subject to the conditions outlined in Paragraphs 1 & 2 of the Addendum to Office Lease Agreement attached herein.


(f) Building: The office building located at 16610 N. Black Canyon Hwy., Phoenix, Arizona 85023.

(g) Premises: Suite 100 on the first floor of the Building, as shown on Exhibit A, consisting of approximately 37,301 Rentable Square Feet.

(h) Minimum Monthly Rent: $62,168.33 plus applicable sales tax for each full calendar month during months 3-39 of the Lease Term, and $65,867.35 plus applicable sales tax for each full calendar month during months 40-63 of the Lease Term and commencing on or about July 15, 2000 through October 31, 2005 Tenant shall not pay the Minimum Monthly Rent for the first three months of the Lease, but shall pay its electrical charges. This is a "Modified-Gross Lease in which the Tenant is responsible for paying its own electrical charges in addition to the Minimum Monthly Rent.

(i) Tenant's Base Share: (see Article 5).

(j) Expense Stop: $4.85 per square foot.

(k) Security Deposit: A Security Deposit of $63,500.00 is required at the time the Lease is signed by Tenant.

(l) Parking: Thirty-seven (37) covered reserved spaces included at no extra charge. Parking is provided on a 5:1,000 square foot basis.



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
1.2 The following exhibits (the "Exhibits") and addenda are attached hereto and incorporated herein by this reference:

         Exhibit A        Premises (2 Pages)
         Exhibit B        Building Rules and Regulations
         Exhibit C        Parking Rules and Regulations
         Addendum to Office Lease Agreement (the "Addendum"), dated of even date herewith.

         The Office Lease Agreement, the Addendum, and the Exhibits are collectively referred to herein as the "Lease."

ARTICLE 2. PREMISES/RIGHT TO USE COMMON AREAS

2.1 Landlord leases to Tenant and Tenant leases from Landlord the Premises, for and subject to the terms and provisions set forth in this Lease. This Lease is subject to all liens, encumbrances, parking and access easements, restrictions, covenants, and all other matters of record, the Rules and Regulations described in Article 14 and the Parking Rules and Regulations described in Article 6. Tenant and Tenant's agents, contractors, customers, directors, employees, invitees, officers, and patrons (collectively, the "Tenant's Permittees") have a non-exclusive privilege and license, during the Lease Term, to use the non-restricted Common Areas in common with all other authorized users thereof.

                                                                 Landlord: _____
                                                                   Tenant: _____


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
2.2 For purposes of this Lease, the following terms have the definitions set forth below:

(a) "Automobile Parking Areas" means all areas designated for automobile parking upon the Land. Automobile Parking Areas are Common Areas, but certain parking areas are restricted. (See Parking Rules & Regulations).

(b) "Common Areas" means those areas within the Building and Land not leased to any tenant and which are intended by Landlord to be available for the use, benefit, and enjoyment of all occupants of the Building.

(c) "Interior Common Facilities" means lobbies, corridors, hallways, elevator foyers, restrooms, mail rooms, mechanical and electrical rooms, janitor closets, and other similar facilities used by tenants or for the benefit of tenants on a non-exclusive basis. Access to certain Interior Common Facilities is restricted.

(d) "Land" means the parcel of land containing the Building;

(e) "Load Factor" means the quotient of the Rentable Square Footage of the Building divided by the aggregate Usable Square Footage of all premises and occupiable space in the Building, and is subject to change from time to time.

(f) "Rentable Square Footage" means (1) with respect to the Building, the sum of the total area of all floors in the Building (including Interior Common Facilities but excluding stairs, elevator shafts, vertical shafts, parking areas and exterior balconies), computed by measuring to the exterior surface of permanent outside walls; and (2) with respect to the Premises, the Usable Square Footage of the Premises multiplied by the Load Factor.

(g) "Usable Square Footage" means the area of the Premises (or other space occupiable by tenants as the case may be) computed by measuring to the exterior surface of permanent outside walls, to the midpoint of corridor and demising walls and to the Tenant side of permanent interior walls and Interior Common Facilities walls (other than corridor walls).

ARTICLE 3. TERM

The term of this Lease shall be sixty-three (63) months, plus the remainder of any partial calendar month in which the Lease Term commences, commencing on July 15, 2000, the Commencement Date, and expiring October 31, 2005.

ARTICLE 4. MINIMUM MONTHLY RENT

Tenant shall pay to Landlord, without deduction, setoff, prior notice, or demand, the Minimum Monthly Rent, payable in advance on the first day of each calendar month during the Lease Term. If the Lease Term commences on a date other than the first day of a calendar month, the Minimum Monthly Rent for that month shall be prorated on a per diem basis and be paid to Landlord on or before the Commencement Date.

ARTICLE 5. ADDITIONAL RENT/EXPENSE STOP

Tenant shall pay as additional rent each year the amount, if any, by which the Tenant's Share of Operating Costs during each Operating Year of the Lease Term exceeds the Base Share. For purposes of this lease, "Base Share" means an amount equal to the product of the Rentable Square Footage of the Premises multiplied by the Expense Stop. If the Lease Term begins or ends anytime other than the first or last day of an Operating Year, Operating Costs and the Tenant's Share thereof shall be prorated. Prior to the end of each Operating Year, Landlord shall provide Tenant with a written statement of Landlord's estimate of Operating Costs and Tenant's Estimated Share for the next succeeding Operating Year. If the Estimated Share exceeds the Tenant's Base Share, Tenant shall pay Landlord, concurrently with each payment of the Minimum Monthly Rent for the next Operating Year, an amount equal to one-twelfth (1/12) of the amount by which the Estimated Share exceeds the Base Share. Landlord may, at any time, revise the Estimated Share and adjust the required monthly payment accordingly. Within ninety (90) days after the end of each Operating Year, Landlord shall provide Tenant with a statement showing Tenant's Share of the actual Operating Costs for the preceding Operating Year (the Actual Share). If the Actual Share exceeds the Estimated Share paid by Tenant during that Operating Year, Tenant shall pay the excess at the time the next


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
succeeding payment of Minimum Monthly Rent is payable (or within ten (10) days if the lease term has expired or been terminated. If the Actual Share is less than the Estimated Share paid by Tenant, Landlord shall apply such excess to payments next falling due under this Article (or refund the same to Tenant or credit amounts due from Tenant if the Lease Term has expired or been terminated). In the event the Building is not fully occupied during any Operating Year, an adjustment shall be made by Landlord in calculating the Operating Costs for such Operating Year so that the Operating Costs shall be adjusted to the amount that would have been incurred had the Building been fully occupied during such Operating Year. For purposes of this Lease (a) "Operating Costs" means and includes all costs of management, maintenance, and operation of the Project, including but not limited to the costs of cleaning, repairs, utilities (except electricity), air conditioning, heating, plumbing, elevator, parking, landscaping, insurance, property taxes and special assessments, and all other costs which can properly be considered operating expenses but excluding costs of property additions, alterations for tenants, leasing commissions, advertising, depreciation, interest, income taxes and administrative costs not specifically incurred in the management, maintenance and operation of the Project; and (b) "Operating Year" means a year beginning January 1 and ending December 31.

Tenants with leases expiring or terminating prior to the end of the Operating Year shall be responsible for their portion of Operating Costs above Tenant's Base Share based on Landlord's estimate of Operating Costs. Tenant shall not be responsible for increases in "Controllable Costs" in excess of five per-cent (5.00%) per year.

ARTICLE 6. PARKING

Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of Tenant's Permittees, or from loss of property from within such motor vehicles while parked in the Automobile Parking Areas. Landlord has the right to establish and to enforce against all users of the Automobile Parking Areas, reasonable rules and regulations (the "Parking Rules and Regulations). Landlord shall assign and identify Reserved Parking Spaces. Landlord will not police nor be responsible for any vehicle parked in Tenant's reserved parking space.

                                                                 Landlord: _____
                                                                   Tenant: _____



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
ARTICLE 7. RENT TAX AND PERSONAL PROPERTY TAXES

Tenant shall pay to Landlord, in addition to, and simultaneously with, any other amounts payable to Landlord under this Lease, a sum equal to the aggregate of any municipal, county, state, or federal excise, sales, use, or transaction privilege taxes now or hereafter legally levied or imposed against, or on account of, any amounts payable under this Lease by Tenant or the receipt thereof by Landlord. Tenant shall pay, prior to delinquency, all taxes levied upon fixtures, furnishings, equipment, and personal property placed on the Premises by Tenant.

ARTICLE 8. PAYMENT OF RENT/LATE CHARGES

Tenant shall pay the rent and all other charges specified in this Lease to Landlord at the address set forth on Section 1.1(b) of this Lease, or to another person and at another address as Landlord from time to time designates in writing. Minimum Monthly Rent, additional rent, or other charges payable by Tenant to Landlord under the terms of this Lease not received within ten (10) days after the due date (the "Delinquency Date") thereof shall automatically (and without notice) incur a late charge of five percent (5%) of the delinquent amount.

ARTICLE 9. SECURITY DEPOSIT

Tenant shall, upon execution of this Lease, deposit with Landlord the Security Deposit, as security for the performance of terms and provisions of this Lease by Tenant, which shall be returned to Tenant at the termination of the Lease if it has discharged its obligations to Landlord in full. The Security Deposit shall not be used to pay the last month's lease payment.

ARTICLE 10. CONSTRUCTION OF THE PREMISES

Landlord shall construct Tenant's Leasehold Improvements, in accordance with plans and specifications prepared by Landlord's architect. Prior to the Commencement Date, any work performed by Tenant or any fixtures or personal property moved onto the Premises shall be at Tenant's own risk and neither Landlord nor Landlord's agents or contractors shall be responsible to Tenant for damage or destruction of Tenant's property, including damage or destruction occasioned by Landlord's own negligence.

ARTICLE 11. ALTERATIONS

After completion of Landlord's construction obligations under Article 10, Tenant shall not make or cause to be made any further additions to, or alterations of, the Premises or any part thereof without the prior written consent of Landlord.

ARTICLE 12. PERSONAL PROPERTY/SURRENDER OF PREMISES

All personal property located in the Premises shall remain the property of Tenant and may be removed by Tenant not later than the Expiration Date or the earlier termination of the Lease Term. Tenant shall promptly repair, at its own expense, any damage resulting from such removal. All cabinetry, built-in appliances, wall coverings, floor coverings, window coverings, electrical fixtures, plumbing fixtures, conduits, lighting, and other special fixtures that may be placed upon, installed in, or attached to the Premises by Tenant shall, at the termination of this Lease be the property of Landlord. At the Expiration Date or upon the earlier termination of the Lease Term, Tenant shall surrender the Premises in good condition, reasonable wear and tear excepted, and shall deliver all keys to Landlord.

ARTICLE 13. LIENS

Tenant shall keep the Premises, Building, and the Land free from any liens arising out of work performed, material furnished, or obligations incurred due to the actions of Tenant or Tenant's Permittees or the failure of Tenant to comply with any law. In the event any such lien does attach against the Premises, Building, or Land, and Tenant does not discharge the lien or post bond (which under law would prevent foreclosure or execution under the lien) within ten (10) days after demand by Landlord, such event shall be a default by Tenant under this Lease and, in addition to Landlord's other rights and remedies, Landlord may take any action necessary to discharge the lien.



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ARTICLE 14. USE OF PREMISES/RULES AND REGULATIONS

14.1 Without the prior approval of Landlord, Tenant shall not use the Premises for any use other than for general business office purposes and Tenant agrees that it will use the Premises in such manner as to not interfere with or infringe on the rights of other tenants in the Building. Tenant agrees to comply with all applicable laws, ordinances and regulations in connection with its use of the Premises, agrees to keep the Premises in a clean and sanitary condition, and agrees not to perform any act in the Building which would increase any insurance premiums related to the Building or would cause the cancellation of any insurance policies related to the Building.

14.2 Tenant shall not use, generate, manufacture, store, or dispose of, in, under, or about the Premises, the Building, the Land, or the Project or transport to or from the Premises, the Building, the Land, or the Project, any Hazardous Materials. For purposes of this Lease, "Hazardous Materials" includes, but is not limited to: (i) flammable, explosive, or radioactive materials, hazardous wastes, toxic substances, or related materials; (ii) all substances defined as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous chemical substances or mixtures" in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq., as amended by Superfund Amendments and Re-authorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1901, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601, et seq.; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.10 and amendments thereto) or by the Environmental Protection Agency (or any successor agent) as hazardous substances (40 CFR Part 302 and amendments thereto); (iv) any material, waste, or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyl's, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. S 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to the Clean Water Act (33 U.S.C. Section 1317); (E) flammable explosives; or (F) radioactive materials; and (v) all substances defined as "hazardous wastes" in Arizona Revised Statutes
Section 36-3501 (16).

                                                                 Landlord: _____
                                                                   Tenant: _____

ARTICLE 15. RIGHTS RESERVED BY LANDLORD

In addition to all other rights, Landlord has the following rights, exercisable without notice to Tenant and without effecting an eviction, constructive or actual, and without giving right to any claim for set off or abatement of rent:
(a) to decorate and to make repairs, alterations, additions, changes, or improvements in and about the Building during Building Hours (b) to approve the weight, size, and location of heavy objects in and about the Premises and the Building, and to require all such items to be moved into and out of the Building and Premises in such manner as Landlord shall direct in writing; (c) to prohibit the placing of vending machines in or about the Premises without the prior written consent of Landlord; (d) to take all such reasonable measures for the security of the Building and its occupants; (e) to relocate the Premises to another location of substantially equivalent size and location in the Building provided such relocation does not increase the Minimum Monthly Rent or other costs payable by Tenant under this Lease. If Landlord elects to move Tenant, the suite into which Tenant is re-located shall have substantially similar Leasehold Improvements as were in the original Premises and Landlord will pay Tenant's reasonable costs of moving to the new location, including incidental costs such as reprinting stationery and new Signage, but Landlord will have no other liability to Tenant with respect to relocation and (f) to temporarily block off parking spaces for maintenance or construction purposes.

ARTICLE 16. QUIET ENJOYMENT

Landlord agrees that, provided a default by Tenant has not occurred, Landlord will do nothing that will prevent Tenant from quietly enjoying and occupying the Premises during the Lease Term. Tenant agrees this Lease is subordinate to the Rules and Regulations described in Article 14, and the Parking Rules and Regulations described in Article 6.

ARTICLE 17. MAINTENANCE AND REPAIR

Landlord shall maintain the Premises and Building in good condition and repair, reasonable wear and tear excepted. Tenant waives all rights to make repairs at the expense of Landlord. If Landlord would be required to perform any maintenance or make any repairs because of: (a) modifications to the roof, walls, foundation, and floor of the Building from that set forth in Landlord's plans and specifications which are required by Tenant's design for improvements, alterations and additions; (b) installation of Tenant's improvements, fixtures, or equipment; (c) a negligent or wrongful act of Tenant or Tenant's Permittees; or, (d) Tenant's failure to perform any of Tenant's obligations under this Lease, Landlord may perform the maintenance or repairs and Tenant shall pay Landlord the cost thereof. Tenant agrees to: (a) Pay Landlord's cost of maintenance and repair, including additional janitorial costs of any Non-Building Standard Improvements and Non-Building Standard materials and finishes and (b) Repair or replace all ceiling and wall finishes (including painting) and floor or window coverings which require repair or replacement during the Lease Term, at Tenant's sole cost. Notwithstanding anything in this Lease to the contrary, to the extent the terms and provisions of Article 22 conflict with, or are inconsistent with, the terms and provisions of this
Article 17, the terms and provisions of Article 22 shall control. Tenant shall take all reasonable precautions to insure that the Premises are not subjected to excessive wear and tear, i.e. chair pads should be utilized by Tenant to protect carpeting. Tenant shall be responsible for touch-up painting in the Premises throughout the Lease term.

ARTICLE 18. UTILITIES AND JANITORIAL SERVICES

Landlord agrees to furnish to the Premises during normal Building Hours as defined in Article 1.1 (m), (the "Building Hours"), and subject to the Rules and Regulations, electricity suitable for the intended use of the Premises (for which Tenant shall apply and maintain its own account and pay in addition to the Minimum Monthly Rent), heat and air conditioning required in Landlord's judgment for normal use and occupation of the Premises, and janitorial services for the Premises and Common Areas. Landlord further agrees to furnish hot and cold water to those areas provided for general use of all tenants in the Building. If Tenant shall require water, heating, cooling, or air which will result in excess consumption of such utilities or services, Tenant shall first obtain the written consent of Landlord to the use thereof. If, in Landlord's reasonable discretion, Tenant consumes any utilities or services in excess of the normal consumption of such utilities and services for general office use, Tenant agrees to pay Landlord for the cost of such excess consumption of utilities or services upon receipt of a statement of such costs from Landlord at the same time as payment of the Minimum Monthly Rent is made.


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
Landlord shall not be liable for damages nor shall rent or other charges abate in the event of any failure or interruption of any utility or service supplied to the Premises or Building by a regulated utility or municipality, or any failure of a Building system supplying any such service to the Premises (provided Landlord uses diligent efforts to repair or restore the same) and no such failure or interruption shall entitle Tenant to abate rent or terminate this Lease.

ARTICLE 19. ENTRY AND INSPECTION

Landlord shall have the right to enter into the Premises at reasonable times for the purpose of inspecting the Premises and reserves the right, during the last three months of the term of the Lease, to show the Premises at reasonable times to prospective tenants. Landlord shall be permitted to take any action under this Article without causing any abatement of rent or liability to Tenant for any loss of occupation or quiet enjoyment of the Premises, nor shall such action by Landlord be deemed an actual or constructive eviction.

ARTICLE 20. ACCEPTANCE OF THE PREMISES/LIABILITY INSURANCE

20.1 All personal property and fixtures belonging to Tenant shall be placed and remain on the Premises at Tenant's sole risk. Upon taking possession of the Premises and thereafter during the Lease Term, the Tenant shall, at Tenant's sole cost and expense, maintain insurance coverage with limits not less than the following: (a) Worker's Compensation Insurance, minimum limit as defined by applicable laws; (b) Employer's Liability Insurance, minimum limit $1,000,000;
(c) Commercial General Liability Insurance, Bodily Injury/Property, Damage Insurance (including the following coverages:

                                                                 Landlord: _____
                                                                   Tenant: _____

Premises/Operations, Independent Contractors, Broad Form Contractual in support of the indemnification obligations of Tenant under this Lease, and Bodily and Personal Injury Liability), minimum combined single limit $1,000,000; (d) Automobile Liability Insurance, minimum limit $1,000,000. All such policies shall include a waiver of subrogation in favor of Landlord and shall name Landlord and such other party or parties as Landlord may require as additional insureds. Tenant's insurance shall be primary, with any insurance maintained by Landlord to be considered excess. Tenant's insurance shall be maintained with an insurance company qualified to do business in the State of Arizona and having a current A.M. Best manual rating of at least A-X or better. Before entry into the Premises and before expiration of any policy, evidence of these coverage's represented by Certificates of Insurance issued by the insurance carrier must be furnished to Landlord. Certificates of Insurance should specify the additional insured status, the waiver of subrogation, and that such insurance is primary, and any insurance by Landlord is excess. The Certificate of Insurance shall state that Landlord will be notified in writing thirty (30) days before cancellation, material change, or renewal of insurance.

20.2 During the entire Lease Term, Landlord agrees to maintain public liability insurance in such forms and amounts as Landlord shall determine.

ARTICLE 21. CASUALTY INSURANCE

21.1 Tenant shall maintain fire and extended coverage insurance (full replacement value) with a business interruption and extra expense endorsements, on personal property and trade fixtures owned or used by Tenant.

21.2 Landlord shall maintain fire and full extended coverage insurance ("all risk") including necessary endorsements throughout the Lease Term on the Building (excluding Tenant's trade fixtures and personal property). At Landlord's option, the policy of insurance may include a business interruption insurance endorsement for loss of rents. The cost of the insurance obtained under this Section 21.2 shall be an Operating Cost under Article 5 of this Lease.

ARTICLE 22. DAMAGE AND DESTRUCTION OF PREMISES

In the event of fire or other casualty damage to the Premises during the Lease Term which requires repairs to the Premises, Landlord shall commence to make said repairs within sixty (60) days after written notice by Tenant of the necessity therefor and diligently proceed therewith to completion. The Minimum Monthly Rent shall be proportionately reduced while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. Landlord shall have no obligation to repair, restore, or replace Tenant's trade fixtures or personal property and Tenant shall be solely responsible therefor. Notwithstanding the above, if (a) during the last year of the Lease Term the Premises or the Building is damaged as a result of fire or any other insured casualty, or (b) the Premises are damaged to the extent of twenty-five percent (25%) or more of the replacement value of the Premises, or (c) the Premises or the Building is damaged or destroyed as a result of a casualty not insured against, or (d) the Building shall be damaged or destroyed by fire or other cause to the extent of twenty percent (20%) or more of the Building's replacement value, then Landlord shall have the right, to be exercised by notice in writing to Tenant given within ninety (90) days after said occurrence, to terminate this Lease. Tenant waives any statutory or other right Tenant may have to cancel this Lease as a result of such destruction and no such destruction shall annul or void this Lease. The provisions of this Article shall supersede the obligations of Landlord to make repairs under Article 17 of the Lease. Notwithstanding the provisions of this Article 22, if the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the negligent act or omission or willful misconduct of Tenant or Tenant's Permittees, Minimum Monthly Rent shall not be reduced during the repair of the damage, and Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Premises or the Building caused thereby to the extent that cost and expense is not covered by insurance proceeds.

ARTICLE 23. EMINENT DOMAIN

In the event any portion of the Premises is taken from Tenant under eminent domain proceedings, Tenant shall have no right, title or interest in any award made for such taking, except for any separate award for fixtures and improvements installed by Tenant.

ARTICLE 24. ASSIGNMENT AND SUBLETTING

Tenant agrees not to assign this Lease, and shall not sublet the Premises without Landlord's prior written consent. Any assignment or subletting hereunder shall not release or discharge Tenant of or from any liability under this Lease, and Tenant shall continue to be fully liable thereunder. Consent by Landlord to one assignment, subletting, occupation, or use by another person shall not be deemed to be consent to any subsequent assignment, subletting, occupation, or use by another person. If Tenant is a corporation, an unincorporated association or a partnership, unless listed on a national stock exchange, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of fifty percent (50%) shall be deemed an assignment of this Lease. Tenant agrees to immediately notify Landlord of any change in its ownership.

ARTICLE 25. SALE OF PREMISES BY LANDLORD

In the event of any sale of the Building or the property upon which the Building is located or any assignment of this Lease by Landlord (or a successor in title), if the assignee or purchaser assumes the obligations of Landlord herein in writing, Landlord (or such successor) shall automatically be entirely freed and relieved of all liability under any and all of Landlord's covenants and obligations contained in this Lease or arising out of any act, occurrence, or omission occurring after such sale or assignment; and the assignee or purchaser shall be deemed, without any further agreement between the parties, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease, and shall be substituted as Landlord for all purposes from and after the sale or assignment.

ARTICLE 26. SUBORDINATION/ATTORNMENT/MODIFICATION/ASSIGNMENT

Tenant's interest under this Lease is subordinate to all terms of and all liens and interests arising under any ground lease, deed of trust, or mortgage now or hereafter placed on the Landlord's interest in the Premises, the Building, or the Land. Tenant consents to an assignment of

                                                                 Landlord: _____
                                                                   Tenant: _____

Landlord's interest in this Lease to Landlord's lender as required under such financing. If the Premises or the Building is sold as a result of a default under the mortgage, or pursuant to a transfer in lieu of foreclosure, Tenant shall, at the mortgagee's, purchaser's or ground lessor's sole election, attorn to the mortgagee or purchaser. This Article is self-operative. However, Tenant agrees to execute and deliver, if Landlord, any deed of trust holder, mortgagee, or purchaser should so request, such further instruments necessary to subordinate this Lease to a lien of any mortgage or deed of trust, to acknowledge the consent to assignment and to affirm the ATTORNMENT provisions set forth herein.

ARTICLE 27. LANDLORD'S DEFAULT AND RIGHT TO CURE

In the event of default hereunder by Landlord, Tenant agrees, before exercising any right or remedy available to it, to give Landlord written notice of the claimed default. For the thirty (30) days following such notice (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be remedied within thirty (30) days), Landlord shall have the right to cure the default involved.

ARTICLE 28. ESTOPPEL CERTIFICATES

Tenant agrees at any time and from time to time upon request by Landlord, to execute, acknowledge, and deliver to Landlord, within ten (10) calendar days after demand by Landlord, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating such modifications), (b) the dates to which the Minimum Monthly Rent and other rent and charges have been paid in advance, if any, (c) Tenant's acceptance and possession of the Premises, (d) the commencement of the Lease Term, (e) the rent provided under the Lease, (f) that Landlord is not in default under this Lease (or if Tenant claims such default, the nature thereof), (g) that Tenant claims no offsets against the rent, and (h) such other information as may be requested with respect to the provisions of this Lease or the tenancy created by this Lease. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance.

ARTICLE 29. TENANT'S DEFAULT AND LANDLORD'S REMEDIES

In the event Tenant fails to keep and perform any of the terms or conditions of this Lease, including the Rules and Regulations and the Parking Rules and Regulations (but excluding the payment of rental), and such failure continues for thirty (30) days after written notice of default from Landlord or in the event Tenant fails to pay any rental due hereunder, time being of the essence, Landlord may resort to any and all legal remedies or combination of remedies which Landlord may desire to assert including but not limited to one or more of the following: (1) lock the doors to the Premises and exclude Tenant therefrom,
(2) retain or take possession of any property on the Premises pursuant to Landlord's lien, (3) enter the Premises and remove all persons and property therefrom, (4) declare the Lease canceled and terminated, (5) sue for the rent due and to become due under the Lease, and for any damages sustained by Landlord and (6) continue the Lease in effect and relet the Premises on such terms and conditions as Landlord may deem advisable with Tenant remaining liable for the monthly rent plus the reasonable cost of obtaining possession of the Premises and of reletting the Premises, and of any repairs and alterations necessary to prepare the Premises for reletting, less the rentals received from such reletting, if any. No action of Landlord shall be construed as an election to terminate the Lease unless written notice of such intention be given to Tenant. Tenant agrees to pay as additional rental all attorneys' fees and other costs and expenses incurred by Landlord is enforcing any of Tenant's obligations under this Lease.

ARTICLE 30. TENANT'S RECOURSE

Anything in this Lease to the contrary notwithstanding, Tenant agrees to look solely to the estate and property of Landlord in the Land and the Building, subject to prior rights of any ground lessor, mortgagee, or deed of trust of the Land and Building or any part thereof, for the collection of any judgment requiring the payment of money by Landlord in the event of any default by Landlord under this Lease. Tenant agrees that it is prohibited from using any other procedures for the satisfaction of Tenants' remedies. Neither Landlord nor any of its respective officers, directors, employees, heirs, successors, or assigns, shall have any personal liability of any kind or nature, directly or indirectly, under or in connection with this Lease.

ARTICLE 31. HOLDING OVER

Subject to prior written consent by Landlord, if Tenant holds over after the Expiration Date, or any extension thereof, Tenant shall be a tenant at sufferance, the Minimum Monthly Rent shall be increased to 125% of the then current lease rate at the Building or the Tenant's lease rate at the time the Lease expired, whichever is higher, plus any amounts due under Article 5, which shall be payable in advance on the first day of such holdover period and on the first day of each month thereafter. Tenant will be considered to be on a month-to-month basis during any holdover period.

ARTICLE 32. GENERAL PROVISIONS

32.1 This Lease is construed in accordance with the laws of the State of Arizona.

32.2 If Tenant is composed of more than one person or entity, then the obligations of such entities or parties are joint and several.

32.3 If any term, condition, covenant, or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, conditions, covenants, and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

32.4 The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and sections are for the purpose of convenience only and are not be considered a part hereof.

                                                                 Landlord: _____
                                                                   Tenant: _____

32.5 Subject to the provisions of the Lease, time is of the essence of this Lease.

32.6 In the event either party initiates legal proceedings or retains an attorney to enforce any right or obligation under this Lease or to obtain relief for the breach of any covenant hereof, the party ultimately prevailing in such proceedings or the non-defaulting party shall be entitled to recover all costs and reasonable attorneys' fees.

32.7 This Lease, and any Exhibit or Addendum attached hereto, set forth all the terms, conditions, covenants, provisions, promises, agreements, and undertakings, either oral or written, between the Landlord and Tenant. No subsequent alteration, amendment, change, or addition to this Lease is binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

32.8 Subject to Article 24, the covenants herein contained shall apply to and bind the heirs, successors, executors, personal representatives, legal representatives, administrators, and assigns of all the parties hereto.

32.9 No term, condition, covenant, or provision of this Lease shall be waived except by written waiver of Landlord, and the forbearance or indulgence by Landlord in any regard whatsoever shall not constitute a waiver of the term, condition, covenant, or provision to be performed by Tenant to which the same shall apply, and until complete performance by Tenant of such term, condition, covenant, or provision, Landlord shall be entitled to invoke any remedy available under this Lease or by law despite such forbearance or indulgence. The waiver by Landlord of any breach or term, condition, covenant, or provision hereof shall apply to and be limited to the specific instance involved and shall not be deemed to apply to any other instance or to any subsequent breach of the same or any other term, condition, covenant, or provision hereof. Acceptance of rent by Landlord during a period in which Tenant is in default in any respect other than payment of rent shall not be deemed a waiver of the other default. Any payment made in arrears shall be credited to the oldest amount outstanding and no contrary application will waive this right.

32.10 The use of a singular term in this Lease shall include the plural and the use of the masculine, feminine, or neuter genders shall include all others.

32.11 Landlord's submission of a copy of this Lease form to any person, including Tenant, shall not be deemed to be an offer to lease or the creation of a lease unless and until this Lease has been fully signed and delivered by Landlord.

32.12 Every term, condition, covenant, and provision of this Lease, having been negotiated in detail and at arm's length by both parties, shall be construed simply according to its fair meaning and not strictly for or against Landlord or Tenant.

32.13 If the time for the performance of any obligation under this Lease expires on a Saturday, Sunday, or legal holiday, the time for performance shall be extended to the next succeeding day which is not a Saturday, Sunday, or legal holiday.

32.14 If requested by Landlord, Tenant shall execute written documentation with signatures acknowledged by a notary public, to evidence when and if Landlord or Tenant has met certain obligations under this Lease.

ARTICLE 33. NOTICES

Wherever in this Lease it is required or permitted that notice or demand be given or served by either party to or on the other, such notice or demand shall be in writing and shall be given or served and shall not be deemed to have been duly given or served unless (a) in writing; (b) either (1) delivered personally,
(2) deposited with the United States Postal Service, as registered or certified mail, return receipt requested, bearing adequate postage, or (3) sent by overnight express courier (including, without limitation, Federal Express, DHL Worldwide Express, Airborne Express, United States Postal Service Express Mail) with a request that the addressee sign a receipt evidencing delivery; and (c) addressed to the party at its address in Section 1.1. Either party may change such address by written notice to the other. Service of any notice or demand shall be deemed completed forty-eight (48) hours after deposit thereof, if deposited with the United States Postal Service, or upon receipt if delivered by overnight courier or in person.

ARTICLE 34. BROKER'S COMMISSIONS

Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease (excepting commissions or fees approved or authorized in writing by Landlord).

ARTICLE 35. INDEMNIFICATION/WAIVER OF SUBROGATION

35.1 Tenant shall indemnify, defend, and hold Landlord and any lender of Landlord harmless against all Claims (as defined below) and costs incurred by Landlord arising from: (a) any act or omission of Tenant or Tenant's Permittees which results in personal injury, loss of life, or property damage sustained in and about the Premises, the Building, or the Land; (b) attachment or discharge of a lien upon the Premises, the Building, or the Land; (c) Tenant's and Tenant's Permittees' use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under, or about the Premises, the Building, or the Land; (d) any default of Tenant under this Lease; and (e) any claims for brokerage commissions or finder's fees in connection with this Lease (excepting commissions or fees authorized in writing by Landlord). As used in this Lease, "Claims" means any claim, suit, proceeding, action, cause of action, responsibility, demand, judgment and execution, and attorneys' fees and costs related thereto or arising therefrom.

35.2 Tenant hereby releases, discharges, and waives any right of recovery from Landlord and Landlord's agents, directors, officers, and employees, and Landlord hereby releases, discharges, and waives any right of recovery from Tenant and Tenant's Permittees, from all Claims, liabilities, losses, damages, expenses, or attorneys' fees and costs incurred arising from or caused by any peril required to be covered by insurance obtained by Landlord or Tenant under this Lease, or covered by insurance in connection with (a) property on the Premises, the Building, or the Land; (b) activities conducted on the Premises, the Building, or the Land; and (c) obligations to

                                                                 Landlord: _____
                                                                   Tenant: _____
indemnify under this Lease, regardless of the cause of the damage or loss. Landlord and Tenant shall give their respective insurance carriers notice of these waivers and shall secure an endorsement from each carrier to the effect that the waivers given in this Article 35 shall not adversely affect or impair the policies of insurance or prejudice the right of the named insured on the policy to recover thereunder. These waivers apply only to the extent such Claims, liabilities, losses, damages, expenses, or attorneys' fees are covered by insurance required pursuant to this Lease.

35.3 Notwithstanding anything in this Lease to the contrary, Landlord shall not be responsible or liable to Tenant for any Claims for loss or damage caused by the acts or omissions of any persons occupying any space elsewhere in the Building.

IN WITNESS WHEREOF, the parties have duly executed this Lease as of the day and year first above written.






    LANDLORD                               TENANT

    DENALI NATIONAL TRUST, INC.            SYNTELLECT, Inc.



         3/28/00                           3-21-00
    -----------------------------          -----------------------------------
    By:  James Lentine                     By:
                                               -------------------------------
    Its:  Vice President                   Its:
                                                ------------------------------

    --------------------                   -------------------------
    Date                                   Date








                                                                 Landlord: _____
                                                                   Tenant: _____

                       ADDENDUM TO OFFICE LEASE AGREEMENT

ARTICLE 36. ADDENDUM

This Addendum is attached to and incorporated by reference in that certain Office Lease Agreement, dated March 6, 2000 by Denali National Trust, Inc., an Alaska corporation (the "Landlord"), and SYNTELLECT, Inc. a Delaware CORPORATION (the "Tenant"). The Office Lease Agreement, the exhibits thereto, and this Addendum shall constitute one agreement (the "Lease"). In the event of any conflict or inconsistency between the terms, conditions, covenants, and provisions of the Office Lease Agreement or its exhibits, and the terms, conditions, covenants, and provisions of this Addendum, the terms, conditions, covenants, and provisions of this Addendum control.

1. Landlord shall provide the Premises in turnkey condition per the attached space plan (Exhibit "A").

2. Tenant acknowledges the Building is under construction at the time this lease is executed. Based on the current construction schedule and the status of the project, Landlord expects to complete the build-out of the Premises one-hundred
(100) days ("Build-out days") after the building permit for the Premises is obtained. Landlord shall apply for the building permit upon approval of the space plan and execution of the Lease by both Landlord and Tenant.

3. Tenant shall have ten (10) days ("Tenant days") during the above referenced "Build-out days" in which to complete its cabling and installation and furniture assembling. The "Tenant days" shall be co-ordinated with and subject to the Landlord's approval so as to minimize interference with each other's personnel. If the "Tenant days" exceed their allocated ten (10) days, then Landlord's "Build-out days" may increase commensurately for every day that the "Tenant days" exceed ten (10) days.

If the Premises are not substantially complete enough that Tenant can reasonably take occupancy of them on or before the scheduled Commencement Date, Landlord shall not be deemed to be in default under the Lease, however, rent and other charges hereunder shall not commence until Tenant can reasonably take possession of the Premises, i.e. Landlord's work is substantially complete except for minor "Punch List" items.

4. If not in default of any of the terms and conditions of the Lease, Tenant is granted a right of first refusal for the adjacent spaces in the Building. If Landlord receives a bona fide offer (the "Offer to Lease") to lease space on either side of the Premises, Landlord shall notify Tenant in writing of this Offer to Lease.

Tenant shall have four (4) business days in which to notify Landlord in writing that it is willing to lease the space under the same terms or conditions as contained in the Offer to Lease, or such other terms and conditions mutually acceptable to Landlord and Tenant

5. Landlord shall pay $30,000 toward Tenant's cabling requirements upon completion of the cabling work and Tenant's occupancy of the Premises. If Tenant wishes to upgrade its carpet from Landlord's 30oz. cut-pile "Building Standard" carpet, Landlord shall provide a credit in the amount of $10.50 per square yard.

6. If Tenant is not currently in default of the terms and conditions of the Lease, and so long as Tenant has not been in default more than two (2) times during the initial term of the Lease, Tenant shall have the option to renew the Lease for an additional three (3) years, at the then current market rate for the Building, with twelve (12) months prior written notice from the expiration date.

LANDLORD                                     TENANT
DENALI NATIONAL TRUST, INC.                  SYNTELLECT, Inc.

/s/ James Lentine                            /s/ Keith Pekkala
-----------------------------                -----------------------------------
By: James Lentine                            By: Keith A. Pekkala
Its: Vice President                          Its: Vice President & Controller

3-28-00                                      3/28/00
-----------------------------                -----------------------------------
Date                                         Date

                                                                 Landlord: _____
                                                                 Tenant: _______

                                   EXHIBIT "B"

                              RULES AND REGULATIONS

1. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments, and installations of any nature affecting doors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of Building.

2. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant nor shall any changes be made in existing locks or the mechanism thereof without consulting the Landlord.

3. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require use of stairways, elevators or movement through Building entrance or lobby shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by pre-arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control, as to the concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant' from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from, any act in connection with such service performed for Tenant. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall reasonably require.

4. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of such color, size and style and in such places, as shall be first approved in writing by Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building, except by the Building maintenance personnel, nor shall any part be defaced by Tenant. Building standard suite entrance signs to premises shall be placed thereon by a contractor designated by Landlord at Landlord's expense.

5. Tenant shall not place, install or operate on the Premises or in part of the Building, any engine, refrigerating (other than a home-type kitchen refrigerator), heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations or cook thereon (other than in a home-type microwave oven) or therein, or place in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosives, hazardous or odorous material without the prior written consent of Landlord. No portion of the Premises shall at any time be used for cooking, sleeping or lodging quarters. No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the leased Premises.

6. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from the Building, the Premises, or any other area on or about the Property, regardless of whether such loss occurs when these areas were locked against entry or not.

7. No birds or animals shall be brought into or kept in or about the Building.

8. Employees of Landlord shall not receive or carry messages for or to Tenant or other person, nor contract with or render free or paid services to Tenant or Tenant's agents, employees, or invitees.

9. Landlord will not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except employees, contractors, or service personnel directly supervised by Landlord.

10. The entries, passages, doors, elevators and elevator doors (if provided), hallways or stairways shall not be blocked or obstructed; no rubbish, litter, trash, or material of any nature shall be placed, emptied or thrown into these areas, and such areas shall not be used at any time except for ingress or egress by Tenant, Tenant's agents, employees or invitees to or from the Premises.

11. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, its employees, agents, visitors or licensees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

12. The Landlord desires to maintain the highest standards of environmental comfort and convenience for all Tenants. It will be appreciated if any undesirable conditions or lack of courtesy or attention are reported directly to the management. Tenant shall give immediate notice to the Building Manager in case of accidents in the Premises or in the common areas or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

13. No Tenant shall make, or permit to be made, any unseemly or disturbing noises, interfere with occupants of this or neighboring buildings or premises, or those having business with them, whether by the use of any device, musical instrument, radio, unmusical noise, whistling, singing, or in any other way interfering with others' quiet enjoyment of the building.

14. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord may from time to time be needful for the safety, appearance, care and cleanliness of the Building and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violations of rules and regulations by other Tenants.

15. All Tenants shall adhere to and obey all such parking control measures as may be placed into effect by the Landlord through the use of signs, identifying decals or other instructions. No bicycles or other vehicles of any kind shall be brought into or kept on the Premises except in designated areas specified for parking of such vehicles.

16. No safes or other objects, larger or heavier than the Building is limited to carry, shall be brought into or installed on the Premises. The Landlord shall have the power to prescribe the weight and position of such safes or other objects which shall, if considered necessary by the Landlord, be required to be supported by such additional materials placed on the floor as the Landlord may direct, and at the expense of the Tenant.

17. Landlord shall have no obligation to repair, restretch, or replace carpeting, but will spot-clean and sweep carpeting as part of any janitorial services required to be furnished by Landlord under the Lease.

18. Names to be replaced on or removed from directories should be furnished to the manager in writing on Tenant's letterhead. All directory strips will be at the expense of the Tenant. Landlord will determine size and uniformity of strips.

19. All Tenants shall see that doors of their premises are closed and securely locked before leaving the Building and must observe strict care not to leave such doors open and exposed to the weather or other elements. Tenant shall exercise extraordinary care and caution that all

                                                                 Landlord: _____
                                                                   Tenant: _____
water faucets or water apparatus are entirely shut off before the Tenant or the Tenant's employees leave the Building, and that all electricity, gas and air conditioning shall likewise be carefully shut off, so as to prevent waste or damage, where controlled by Tenant.

20. Janitorial services shall be provided five days per week in and about the Premises, and in no case shall such services be provided for Saturdays, Sundays and holidays (legal). Tenants shall not cause unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness. The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time without interruption of purpose for which the Premises are let. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. Boxes should be broken down to fit into containers.

21. Canvassing, soliciting and peddling in the Building are prohibited. All Tenants shall cooperate to prevent the same.

22. All nail holes are to be patched and repaired in Tenant's suite by Tenant upon vacating Premises.

23. All holiday decorations and other temporary or special decorations must be flame-retardant. No live Christmas trees or candles are to be used throughout the Building. No decorations should be hung on the exterior windows or on exterior suite doors.

24. There shall be no smoking permitted in the Building.








                                                                 Landlord: _____
                                                                   Tenant: _____

                                   EXHIBIT "C"

                          PARKING RULES AND REGULATIONS


The parking rules & regulations are designed to assure our tenants and visitors safe use and enjoyment of the facilities. Please remove or hide any personal items of value from plain sight to avoid temptation leading to vandalism of vehicles. Please exercise added caution when using parking lot at night. Please keep vehicle locked at all times. Please report violations of these rules to the Property Manager immediately. Please report any lights out or other possibly dangerous situations to the Property Manager as soon as possible.

                                Types of Parking
                                Surface - Covered

All surface-covered spaces are reserved and assigned to tenants. These spaces are available for lease only. Additional Reserved Parking spaces will be leased on a 90-day prepaid basis. (Contact Property Manager for information).

                                 Visitor Parking

Visitor parking is for clients and visitors to the building. Tenants and employees should not use these spaces.

                                Handicap Parking

Only vehicles displaying handicap plates or official handicap placards may park in the spaces designated as handicap parking.

                               Surface - Uncovered

All surface uncovered parking spaces, not marked handicap or reserved, are available for use by tenants and employees.

                                Hours For Parking


                                  Restrictions

-    Damage caused by vehicles is the responsibility of vehicle owner.

-    Landlord is not responsible for theft or damage to any vehicle.

-    Landlord is not responsible for water damage from leaks in the canopy.

- Landlord is not responsible for damage due to height limitations of the canopy.

-    Vehicles not to exceed 5 miles per hour speed limit in the parking areas.

- Vehicles that leak excessive fluids will be required to protect parking surface.

-    Mechanical repairs to vehicles are not permitted on property.

- Large or oversize vehicles such as motor homes, boats or trailers are not permitted.

- No parking in fire lanes, loading zones or any other areas not designated as a parking space.

- Landlord, at Landlord's sole discretion, may add or modify the parking rules.

Violations of rules & regulations may result in towing from the Property. Towing from the Property can only be ordered by Landlord or Property Manager. Charges for towing are to be paid by vehicle owner.


                                                                 Landlord: _____
                                                                   Tenant: _____

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